UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2008

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 5, 2008, the compensation committee of the board of trustees of RAIT Financial Trust approved, and RAIT subsequently entered into, an employment agreement with Mr. Ken R. Frappier. Mr. Frappier has served as RAIT’s chief credit officer since December 2006 and served as RAIT’s senior vice president-portfolio and risk management from April 2002 to December 2006. Mr. Frappier had not previously been party to an employment agreement with RAIT.

The employment agreement provides that RAIT will employ Mr. Frappier as RAIT’s chief credit officer for an initial three year term automatically renewing for successive three-year terms. RAIT must pay Mr. Frappier a base salary at a minimum rate of $325,000 per annum. The base salary shall be reviewed annually and shall not be decreased. Mr. Frappier will be eligible for an annual bonus which will be at the discretion of the compensation committee. Mr. Frappier shall continue to be entitled to participate in all employee retirement and welfare benefit plans made available to RAIT’s senior level executives as a group or to its employees generally. Mr. Frappier shall continue to be entitled to participate in any short-term and long-term incentive programs (including any equity compensation plans) established by RAIT for its senior level executives. The agreement also provides for severance payments to Mr. Frappier in the event his employment is terminated on account of his death or disability, by RAIT with or without cause or by Mr. Frappier with or without good reason. It also provides for Mr. Frappier’s rights in the event of a change of control of RAIT. Until twelve months following the date upon which Mr. Frappier’ employment terminates, he may not engage in RAIT’s business, solicit or divert any active or prospective customers of RAIT to a competing business or solicit RAIT’s employees to leave RAIT’s employment. A copy of this employment agreement is being filed as exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated as of February 5, 2008 by and between RAIT Financial Trust and Ken R. Frappier.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

February 11, 2008	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of February 5, 2008 by and between RAIT Financial Trust and Ken R. Frappier.